EXHIBIT 99.1

Bronco Drilling Company Announces Acquisition of Well Services Company

OKLAHOMA CITY, January 9, 2007 (BUSINESS WIRE)—Bronco Drilling Company, Inc., (Nasdaq/GM:BRNC), announced today that it has acquired Eagle Well Service, Inc. and related subsidiaries for $2.5 million in cash, 1,070,390 shares of Bronco common stock and the assumption of debt, net of working capital, estimated at approximately $3.0 million.

The purchase will include 31 workover rigs, 24 of which are currently working. The remaining 7 rigs will be deployed periodically over the coming months with all 31 expected to be active by the end of the second quarter of 2007. Eagle currently operates in Oklahoma, Texas, Kansas, and New Mexico. Seventeen of the acquired workover rigs in the fleet are less than two years old.

Frank Harrison, Bronco’s Chief Executive Officer, said, “Historic levels of drilling activity have served as a catalyst for expanding demand for well services. We anticipate this acquisition will be immediately accretive and allows Bronco to capitalize on service demand that is not tied directly to the drill bit. This is the first step in executing our diversification strategy. We believe the well services business is a natural compliment to ours and an entree into more mid-to-late cycle assets that could provide insulation from cyclicality. Eagle is a company that has been around for more than fifty years and has a terrific operational reputation and strong customer base. We are extremely pleased that Kim Snell, majority owner, will join the Bronco team and participate in the continued growth of our Company.”

About Bronco Drilling

Bronco Drilling Company, Inc. is a publicly held company headquartered in Oklahoma City, Oklahoma, and is a provider of contract land drilling services to oil and natural gas exploration and production companies. Bronco’s common stock is quoted on The Nasdaq Global Market under the symbol “BRNC.” For more information about Bronco Drilling Company, Inc., visit http://www.broncodrill.com.

Cautionary Note Regarding Forward-Looking Statements

The above statements include forward-looking statements and are subject to risks and uncertainties. Forward-looking statements give the Company’s current expectations and projections relating to its financial condition, results of operations, plans, objectives, future performance and business. The statements can be identified by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning in connection with any discussion of the timing or nature of future operating or financial performance or other events. All statements other than statements of historical facts included in this release that address activities, events or developments that we expect, believe or anticipate will or may occur in the future are forward-looking statements.

These forward-looking statements are largely based on our expectations and beliefs concerning future events, which reflect estimates and assumptions made by the Company’s management. These estimates and assumptions reflect the Company’s best judgment based on currently known market conditions and other factors relating to the Company’s operations and business environment, all of which are difficult to predict and many of which are beyond its control.

Although the Company believes its estimates and assumptions to be reasonable, they are inherently uncertain and involve a number of risks and uncertainties that are beyond the Company’s control. In addition, management’s assumptions about future events may prove to be inaccurate. Management cautions all readers that the forward-looking statements contained in this release are not guarantees of future performance, and the Company cannot assure any reader that those statements will be realized or the forward-looking events and circumstances will occur. Actual results may differ materially from those anticipated or implied in the forward-looking statements due to the factors listed in the “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” sections contained in its filings with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this release. The Company does not intend to publicly update or revise any forward-looking statements as a result of new information, future events or otherwise, except as required by law. These cautionary statements qualify all forward-looking statements attributable to the Company or persons acting on its behalf.

Contact:	Bob Jarvis
Investor Relations
Bronco Drilling Company
(405) 242-4444 EXT: 102
bjarvis@broncodrill.com